EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

INTELSAT CORPORATION1

(Exact name of obligor as specified in its charter)

Delaware	95-4607698
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3400 International Drive, N.W.

Washington, D.C. 20008

(Address of principal executive offices)

9% Senior Notes due 2016

(Title of the indenture securities)

[1]	See Table 1 – List of additional obligors

Table 1

Guarantor	Jurisdiction of Incorporation	Federal EIN
PanAmSat Communications Carrier Services, Inc.	California	95-3684190
PanAmSat Communications Japan, Inc.	California	95-3976181
PanAmSat Communications Services, Inc.	California	95-3270893
Southern Satellite Corp.	Connecticut	06-1396534
AccessPas, Inc.	Delaware	06-1586835
PanAmSat International Holdings, LLC	Delaware	95-4130814
Service and Equipment Corporation	Delaware	06-1614545
Southern Satellite Licensee Corporation	Delaware	06-1532182
PanAmSat India Marketing, L.L.C.	Delaware	None
PanAmSat Asia Carrier Services, Inc.	Delaware	06-1532021
PanAmSat Capital Corporation	Delaware	06-1371155
PanAmSat India, Inc.	Delaware	06-1532023
PAS International Employment, Inc.	Delaware	06-1475361
PanAmSat International Sales, Inc.	Delaware	06-1532018
PAS International, LLC	Delaware	None
PanAmSat Licensee Corp.	Delaware	06-1369810
USHI, LLC	Delaware	95-4130816
PanAmSat International Systems, LLC	Delaware	06-1407851
PanAmSat International Systems Marketing, L.L.C.	Delaware	None
PanAmSat Satellite PAS 1R, Inc.	Delaware	20-1472039
PanAmSat Satellite PAS 6B, Inc.	Delaware	55-0878680
PanAmSat Satellite PAS 7, Inc.	Delaware	20-1472426
PanAmSat Satellite PAS 8, Inc.	Delaware	20-1472451
PanAmSat Satellite PAS 9, Inc.	Delaware	20-1472476
PanAmSat Satellite PAS 10, Inc.	Delaware	20-1472491
PanAmSat Satellite Galaxy 3C, Inc.	Delaware	20-1471588
PanAmSat Satellite Galaxy 4R, Inc.	Delaware	20-1471713
PanAmSat Satellite Galaxy 10R, Inc.	Delaware	20-1471804
PanAmSat Satellite Galaxy 11, Inc.	Delaware	20-1471834
PanAmSat Satellite Galaxy 12, Inc.	Delaware	20-1471854
PanAmSat Satellite Galaxy 13, Inc.	Delaware	20-1471917
PanAmSat Satellite HGS 3, Inc.	Delaware	20-1471366
PanAmSat Satellite HGS 5, Inc.	Delaware	20-1471468
PanAmSat Satellite Galaxy 1R, Inc.	Delaware	20-1471522
PanAmSat Satellite Galaxy 3R, Inc.	Delaware	20-1471588
PanAmSat Satellite Galaxy 5, Inc.	Delaware	20-1471747
PanAmSat Satellite Galaxy 9, Inc.	Delaware	20-1471773
PanAmSat Satellite Galaxy 14, Inc.	Delaware	20-1471944
PanAmSat Satellite Leasat F5, Inc.	Delaware	20-1472011
PanAmSat Satellite PAS 2, Inc.	Delaware	20-1472059
PanAmSat Satellite PAS 3, Inc.	Delaware	20-1472087
PanAmSat Satellite PAS 4, Inc.	Delaware	20-1472113
PanAmSat Satellite PAS 5, Inc.	Delaware	20-1472383
PanAmSat Satellite SBS 6, Inc.	Delaware	20-1472512
PanAmSat Europe Corporation	Delaware	20-3131299
PanAmSat H-2 Licensee Corp.	Delaware	20-3187992
PanAmSat Satellite Galaxy 15, Inc.	Delaware	20-1471970
PanAmSat Services, Inc.	Delaware	06-1377869
PanAmSat Satellite Galaxy 16, Inc.	Delaware	20-5993755

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 18th day of January 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

January 18, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$12,568
Interest-bearing balances	2,329
Securities:
Held-to-maturity securities	0
Available-for-sale securities	47,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	4,359
Securities purchased under agreements to resell	1,055
Loans and lease financing receivables:
Loans and leases held for sale	39,455
Loans and leases, net of unearned income	240,414
LESS: Allowance for loan and lease losses	2,226
Loans and leases, net of unearned income and allowance	238,188
Trading Assets	3,850
Premises and fixed assets (including capitalized leases)	4,012
Other real estate owned	482
Investments in unconsolidated subsidiaries and associated companies	374
Intangible assets
Goodwill	8,912
Other intangible assets	18,523
Other assets	18,966

Total assets	$400,807

LIABILITIES
Deposits:
In domestic offices	$284,509
Noninterest-bearing	77,344
Interest-bearing	207,165
In foreign offices, Edge and Agreement subsidiaries, and IBFs	32,180
Noninterest-bearing	8
Interest-bearing	32,172
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,274
Securities sold under agreements to repurchase	6,805

Dollar Amounts In Millions
Trading liabilities	2,957
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	4,705
Subordinated notes and debentures	10,580
Other liabilities	16,959

Total liabilities	$361,969
Minority interest in consolidated subsidiaries	58
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	13,150
Accumulated other comprehensive income	359
Other equity capital components	0

Total equity capital	38,780

Total liabilities, minority interest, and equity capital	$400,807

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf                         Directors

Carrie Tolstedt